Exhibit 10.15

SECOND AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

SECOND AMENDMENT, dated as of November 15, 2007 (this “Amendment”), to the Receivables Purchase Agreement, dated as of July 25, 2007 (as amended by that certain first amendment dated as of August 28, 2007, and as further amended, restated, modified or supplemented from time to time, the “RPA”), by and among Olin Funding Company LLC (the “Seller”), CAFCO, LLC and Variable Funding Capital Company LLC, as Investors, Citibank, N.A. and Wachovia Bank, National Association (“Wachovia”), as Banks, Citicorp North America, Inc. (“Citi”), as the Program Agent, Citi and Wachovia, as Investor Agents, and Olin Corporation (“Parent”), as Collection Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the RPA.

WHEREAS, pursuant to Section 11.01 of the RPA, the parties hereto have agreed to amend the RPA as described herein in order to reflect the removal of certain Originators as “Sellers” under the Originator Purchase Agreement (each Originator other than the Parent is referred to herein as an “Exiting Originator”).

NOW THEREFORE, the parties hereto agree as follows:

1. Amendment to the RPA.  Effective as of the date on which all of the conditions precedent set forth in Section 3 hereof shall have been satisfied:

a. Schedule I (Lock-Boxes/Deposit Accounts) is deleted and replaced with Schedule I hereto.

b. Schedule II (Credit and Collection Policy) is amended by deleting therefrom the document titled “A.J. Oster Company Credit Policy & Procedure”.

c. Schedule VI (Originators) is deleted and replaced with Schedule VI hereto.

d. Section 1.01 is amended by deleting the definitions of “Bank Commitment”, “Concentration Limit”, “Credit Agreement”, “Excluded Receivable”, “Investor Purchase Limit”,
“Maximum Percentage Factor”, and “Purchase Limit” therein in their entirety and replacing such definitions as follows:

“Bank Commitment” of any Bank means, (a) with respect to Citibank, $50,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Citibank, another Bank, the Investor Agent for Citibank and the Program Agent, (b) with respect to Wachovia, $50,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Wachovia, another Bank, the Investor Agent for Wachovia and the Program Agent or (c) with respect to a Bank (other than Citibank or Wachovia) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence.  Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Credit Agreement” means the Credit Agreement, dated as of October 29, 2007, among the Parent, PCI Chemicals Canada Company/Société PCI Chimie Canada, the lenders party thereto from time to time, Citibank, N.A., as administrative agent, the other agents and joint lead arrangers party thereto from time to time, and any credit facility replacing or succeeding thereto, each as the same may be amended, amended and restated, or modified or supplemented from time to time prior to the Credit Agreement Freeze Date (it being understood and agreed that (i) prior to the Credit Agreement Freeze Date, any amendments or waivers to any provision of the Credit Agreement incorporated herein or referenced herein, if such amendment or waiver is effective pursuant to the terms of the Credit Agreement, shall also be effective hereunder with respect to any incorporation or reference to any provision of the Credit Agreement, and (ii) on and after the Credit Agreement Freeze Date, no amendment or waiver to any provision of the Credit Agreement incorporated herein or referenced herein shall be effective hereunder unless a separate approval has been executed by the Program Agent and the Investor Agents hereunder).

“Concentration Limit” for any Obligor means at any time 5.00% (“Normal Concentration Limit”), or such other higher percentage (“Special Concentration Limit”) for such Obligor as set forth on Schedule V hereto, and after the date of this Agreement as designated by the Program Agent and each Investor Agent in a writing delivered to the Seller; provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that the Program Agent or any Investor Agent may, in its sole discretion, reduce or cancel any Special Concentration Limit upon three Business Days’ notice to the Seller (with a copy to each of the other Agents).

“Excluded Receivable” means all indebtedness due to an Originator arising from the sale of consigned goods by such Originator.

“Investor Purchase Limit” means (a) with respect to the CAFCO Group, $50,000,000, and (b) with respect to the VFCC Group, $50,000,000.  Any reduction (or termination) of the Purchase Limit by Seller pursuant to Section 2.01(b) shall reduce ratably (or terminate) each Group’s Investor Purchase Limit.

“Maximum Percentage Factor” means 91.09% or, if Weekly Reports are required to be delivered pursuant to Section 6.02(g)(ii), 95.86%.

“Purchase Limit” means $100,000,000, as such amount may be reduced pursuant to Section 2.01(b).  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

e. Section 7.01 is amended by deleting clause (h) thereof in its entirety and replacing such clause as follows:

(h)                 As of the last day of any calendar month, (i) the 3 month rolling average Default Ratio shall exceed 3.25%, (ii) the 3-month rolling average Delinquency Ratio shall exceed 3.50%, (iii) the 3 month rolling average Dilution Ratio shall exceed 7.25%, or (iv) the 3 month rolling average Loss-to-Liquidation Ratio shall exceed 0.50%; or

2. Waiver.  The Program Agent, the Investor Agents, the Investors and the Banks hereby waives compliance by the Seller with Section 5.01(d) of the RPA and any Event of Termination or Incipient Event of Termination that shall have occurred or be continuing or will result solely from the consummation of the transactions contemplated by this Amendment, the Second Amendment to the Originator Purchase Agreement dated as of the date hereof (the “PCA Amendment”) and the Assignment and Release dated as of the date hereof (the “Assignment and Release”) among the Originators, the Seller, the Program Agent , the Investor Agents and the Investors.

3. Effectiveness.  This Amendment shall become effective as of the date hereof at such time as (a) executed counterparts of this Amendment have been delivered by each party hereto to the other parties hereto, (b) the Program Agent shall have received a duly executed copy of the PCA Amendment, in form and substance satisfactory to it and (c) all of the conditions to effectiveness set forth in the Assignment and Release have been satisfied and pursuant thereto, the Seller shall have repurchased from the Program Agent all interests in outstanding receivables originated by each Exiting Originator and certain related assets and the Seller shall have sold all such receivables and related assets to the applicable Exiting Originator.

4. Representations and Warranties.

a. The Seller reaffirms and restates each of the representations and warranties contained in Section 4.01of the RPA, as amended by this Amendment, and for the purpose of making such representations and warranties, each reference in Section 4.01(b), (c) and (d) of the RPA to “this Agreement” shall include this Amendment.  The Collection Agent reaffirms and restates each of the representations and warranties contained in Section 4.02 of the RPA, as amended by this Amendment, and for the purpose of making such representations and warranties, each reference in Section 4.02(b), (c) and (d) of the RPA to “this Agreement” shall include this Amendment.

b. The Seller hereby represents and warrants that the names and addresses of all of the Deposit Banks, together with the post office boxes and account numbers of the Lock-Boxes and Deposit Accounts of the Seller at such Deposit Banks, are as specified in Schedule I attached hereto, and that all of the information set forth on such Schedule I is true and correct as of the date hereof.

c. The Collection Agent and Parent hereby represents and warrants that each Originator party to the PCA Amendment is either (i) the same Originator that executed the Originator Purchase Agreement or, (ii) the successor-by-law to such Originator that executed the Originator Purchase Agreement, in which case the Collection Agent and the Parent further represents and warrants that each such successor Originator, by operation of law, has acquired all assets, and assumed all liabilities and obligations of the applicable Originator that executed the Originator Purchase Agreement.  For the purposes of Section 6.06 of the RPA and Section 8.01 of the Originator Purchase Agreement, it is expressly understood and agreed that this is a representation and warranty of the Collection Agent and Parent made in connection with the RPA and the Originator Purchase Agreement, respectively.

5. Confirmation of the RPA.  All references to the RPA in the RPA and in the other Transaction Documents shall mean the RPA as amended by this Amendment, and as hereafter amended or restated.  Except as expressly provided herein, the RPA shall remain unmodified and shall continue to be in full force and effect in accordance with its terms.

6. Undertaking.  Notwithstanding the effectiveness of this Amendment and the PCA Amendment and the termination (pursuant to the Assignment and Release) of all obligations of the Exiting Originators under the Originator Purchase Agreement and the release of all liability of the Existing Originators under the Originator Purchase Agreement, the Undertaking heretofore executed and delivered by Parent shall continue to be in full force and effect and shall apply to any liability that would have been a liability of the Exiting Originators which may now exist or hereafter arise under Article VIII of the Originator Purchase Agreement, to the same extent as if such Exiting Originators had remained party to the Originator Purchase Agreement and their obligations thereunder had not been terminated.

7. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF.

8. Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

OLIN FUNDING COMPANY LLC, as Seller By: /s/ Todd A. Slater Name: Todd A. Slater Title: Vice President
CAFCO, LLC, as an Investor By: Citicorp North America, Inc., as Attorney-in-Fact By: /s/ Junette M. Earl Name: Junette M. Earl Title: Vice President
VARIABLE FUNDING CAPITAL COMPANY LLC, as an Investor By: Wachovia Capital Markets, LLC, as Attorney-in-Fact By: /s/ Douglas R. Wilson, Sr. Name: Douglas R. Wilson, Sr. Title: Director
CITIBANK, N.A., as a Bank By: /s/ Junette M. Earl Name: Junette M. Earl Title: Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION, as a Bank and as an Investor Agent By: /s/ William P. Rutkowski Name: William P. Rutkowski Title: Vice President
CITICORP NORTH AMERICA, INC., as the Program Agent and as an Investor Agent By: /s/ Junette M. Earl Name: Junette M. Earl Title: Vice President
OLIN CORPORATION, as Collection Agent and Parent By: /s/ Todd A. Slater Name: Todd A. Slater Title: Vice President and Controller

SCHEDULE VI

Originators

Olin Corporation